Exhibit 99.1

TALOS ENERGY SELECTED AS WINNING BIDDER FOR CARBON CAPTURE AND STORAGE SITE

Houston, Texas, August 25, 2021 – Talos Energy Inc. (“Talos” or the “Company”) (NYSE: TALO) announced today that, along with its partner Carbonvert, Inc. (“Carbonvert”), was the sole winning bidder partnership for the Texas General Land Office’s (“GLO”) Jefferson County, Texas carbon storage site (the “Project Site”) located near Beaumont and Port Arthur, Texas. Following finalization of lease documentation, the award will place Talos among a very select group of domestic independent energy companies with a physical project site dedicated to carbon sequestration and storage. Together, Talos and Carbonvert bring the collective experience of a top-tier Gulf of Mexico oil and gas operator with carbon capture, renewables, and financial expertise.

The Company’s bid was selected as the only successful proposal among twelve submissions and the Texas School Land Board unanimously approved awarding the lease to Talos and Carbonvert, subject to finalization of lease terms. The Project Site encompasses a total land area of over 40,000 gross acres and is located offshore in Texas state waters in the Gulf of Mexico. The Project Site is 100% covered by the Company’s existing seismic database and is located in close proximity to a large concentration of industrial emitters along the Texas and Louisiana Gulf Coast. Based on Talos’s preliminary understanding of the rock and fluid properties of the saline reservoirs of the Project Site, the Company expects it can ultimately sequester approximately 225 to 275 million metric tons of carbon dioxide from industrial sources in the area. Talos will be the operator of this project.

Talos President and Chief Executive Officer Timothy S. Duncan commented: “This is an exciting announcement for Talos and Carbonvert as we advance our carbon capture initiative from concept towards our first tangible project site. With this award, we are positioned to become among the first independent U.S. energy companies with an identified site dedicated to carbon sequestration, further advancing our leadership among peers in this rapidly-developing space. The Project Site possesses favorable geological characteristics and close commercial proximity to support an attractive project in the future. This is the first of several steps in our strategy to build multiple carbon capture and storage sites along the United States Gulf Coast where we can use Talos’s core competencies to operate these important projects.”

Duncan continued: “We want to redefine the role of traditional oil and gas companies, as we recognize the need to responsibly develop and produce hydrocarbons as well as lowering overall emissions in the communities where we work and live. We also recognize the importance of this project to the State of Texas and, more specifically, the Texas School Land Board, which voted unanimously to approve this award to Talos. Our employees are proud to be part of such an important project that benefits the environment through de-carbonization, teachers and students, local communities and Talos shareholders through an attractive commercial opportunity.”

The process will now enter into an exclusive phase where Talos and Carbonvert will negotiate a lease agreement with the GLO staff based on the terms of the Talos bid and the terms included in the original request for proposal from the GLO. Final terms are subject to the approval of the Texas School Land Board.

The Company’s proposal was submitted in partnership with Carbonvert, a carbon capture and storage-focused project management company founded in late 2020 by renewable and conventional energy industry veterans. This bid submission pre-dates the Company’s exclusive joint venture with Storegga Geotechnologies Limited (“Storegga”) to pursue carbon capture and sequestration throughout the U.S. Gulf Coast. Talos continues to work with both landowners and emitters across the Gulf Coast to move forward additional carbon capture and sequestration sites.

ABOUT TALOS ENERGY

Talos Energy (NYSE: TALO) is a technically driven independent exploration and production company focused on safely and efficiently maximizing long-term value through its operations, currently in the United States and offshore Mexico, both upstream through oil and gas exploration and production and downstream through the development of future carbon capture and storage opportunities. As one of the Gulf of Mexico’s largest public independent producers, we leverage decades of technical and offshore operational expertise towards the acquisition, exploration and development of assets in key geological trends that are present in many offshore basins around the world. With a focus on environmental stewardship, we are also utilizing our expertise to explore opportunities to reduce industrial emissions through our carbon capture and storage collaborative arrangement along the U.S. Gulf Coast and Gulf of Mexico. For more information, visit www.talosenergy.com.

ABOUT CARBONVERT

Carbonvert Inc. is a newly formed carbon capture and storage project development and finance company that simplifies decarbonization for industrial facilities. Carbonvert was established in late 2020 by Alex Tiller and Jan Sherman, veterans of the renewable and conventional energy sectors to manage the financial and technical complexities of CCS project development. Our executives have 70+ years of combined experience developing projects, financing tax advantaged projects, and structuring infrastructure investments up to $4 billion, including equity, tax equity, and debt for large assets. Our executives have extensive experience with large-scale CO2 projects and have designed, secured environmental and CO2 storage permits, and completed and operated large-scale carbon capture, transportation, and storage projects notably Petra Nova CCS in Thompsons, Texas, Quest CCS in Alberta, Canada, and In Salah in Algeria. For more information, visit www.carbonvert.com.

INVESTOR RELATIONS CONTACT

Sergio Maiworm

+1.713.328.3008

investor@talosenergy.com

TALOS ENERGY INC.	333 Clay St., Suite 3300, Houston, TX 77002

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

This communication may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact included in this communication, regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this communication, the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “forecast, “may,” “objective,” “plan” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on our current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events.

We caution you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks include, but are not limited to, the final terms of the lease agreement with GLO, the success of the Company’s CSS operations, the success of the Company’s exclusive joint venture with Storegga, commodity price volatility, including the sharp decline in oil prices beginning in March 2020, the impact of the coronavirus disease 2019 (“COVID-19”) and governmental measures related thereto on global demand for oil and natural gas and on the operations of our business, the ability or willingness of the Organization of Petroleum Exporting Countries (“OPEC”) and non-OPEC countries, such as Saudi Arabia and Russia, to set and maintain oil production levels and the impact of any such actions, lack of transportation and storage capacity as a result of oversupply, government regulations and actions or other factors, inflation, lack of availability of drilling and production equipment and services, environmental risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating reserves and in projecting future rates of production, cash flow and access to capital, the timing of development expenditures, the possibility that the anticipated benefits of recent acquisitions are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of such acquisitions, and other factors that may affect our future results and business, generally, including those discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 11, 2021 and our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021, filed with the SEC on August 4, 2021.

Should one or more of these risks occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. All forward-looking statements, expressed or implied, are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, to reflect events or circumstances after the date of this communication.

TALOS ENERGY INC.	333 Clay St., Suite 3300, Houston, TX 77002